Exhibit 99.1

Metagenomi Reports Business Updates and Full Year 2023 Financial Results

Demonstrated nonhuman primate proof of concept in Hemophilia A program; progressing towards Development Candidate nomination by mid-year; 12-month nonhuman primate durability data in 2H 2024

Proof of capability demonstrated with CRISPR-associated transposase (CAST) system being developed to enable >10,000 base pair, targeted genomic integrations

Ultra-small base editing systems (SMART) are the smallest nickase-based systems characterized to-date, designed to enable more efficient delivery via single adeno-associated viruses (AAVs)

Closing of initial public offering provides cash runway to support 2 INDs and 2 additional Development Candidate nominations

Emeryville, CA, March 27, 2024 - Metagenomi, Inc. (Nasdaq: MGX), a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary, comprehensive metagenomics-derived gene editing toolbox, today reported financial results for the full year ended December 31, 2023, and additional business updates.

“We continue to execute across all aspects of our business. Throughout 2023, we achieved key therapeutic milestones, including preclinical proof of concept in nonhuman primates for our lead program in Hemophilia A. Additionally, we announced a series of industry firsts on our technology platform, including the demonstration of large, complex gene corrections,” said Brian C. Thomas, Chief Executive Officer of Metagenomi. “Looking ahead, we are planning for additional nonhuman primate data readouts over the course of this year, including 12 month data for our Hemophilia A program, expected in the second half of 2024.”

Recent Program Highlights:

Wholly-owned Pipeline:

In Q4 2023, we achieved integration of a functional Factor VIII gene in nonhuman primates, resulting in clinically relevant circulating levels of Factor VIII up through 4.5 months of follow-up.

We believe this milestone is groundbreaking for the hemophilia community, validates our editing technology, and provides a ready platform for stable delivery of other secreted proteins.

We are progressing towards a Development Candidate nomination for this program, anticipated in the middle of 2024, and plan to present 12-month durability data for Factor VIII expression in the second half of 2024.

Key partnership updates:

Ionis completed target selection of all 4 targets in Wave 1 of our collaboration, nominating the remaining 2 targets in addition to Transthyretin Amyloidosis and Cardiovascular Disease (AGT).

Recent Technology Platform Highlights:

The ability of our metagenomics discovery platform to identify novel enzymes with high activity makes it possible to rapidly develop differentiated technology that surpasses first-generation systems.

Big RIGS (RNA-mediated integration systems):

Using proprietary reverse transcriptases we demonstrated what we believe to be the first-ever targeted integration of >900 bp in human cells with our big RIGS with all-RNA delivery.

We consider this to be a major step forward in the gene editing space, as these systems could be delivered entirely as RNA, compatible with current LNP delivery technologies, and could enable large, targeted exogenous gene integrations.

CAST (CRISPR-associated transposases):

We demonstrated initial preclinical proof-of-capability for our CASTs with a targeted integration of a large DNA template in the genome of mammalian cells. Our CASTs are being developed in order to enable large (>10,000 base pairs), targeted genomic integrations for therapeutic applications.

Base Editing, including ultra-small (SMART) systems:

Our base editors are highly active and progressing towards in vivo therapeutic applications. Using PAM interacting domain engineering, we expanded the genome targetability of our base editors by 5-fold compared to SpCas9 base editors.

We identified a series of novel, highly efficient ultra-small nucleases and demonstrated our ability to engineer these systems into ultra-small base editors and prime editors. We believe our SMART base editors which are as small as 623 amino acids, represent some of the smallest editing systems in the industry. As the size of these systems are well-within the packaging limits of AAV vectors, our SMART base editors could greatly expand both the delivery and targetability options of these systems for disease targets outside the liver.

Recent Corporate Highlights:

Initial public offering:

On February 13, 2024, Metagenomi announced the closing of its initial public offering of 6,250,000 shares of its common stock at a price to the public of $15.00 per share. The aggregate gross proceeds to Metagenomi from the offering were approximately $93.75 million, before deducting underwriting discounts and commissions and offering expenses. Our cash and cash equivalents and available-for-sale marketable securities, including the proceeds from our initial public offering, provide us with a cash runway to support 2 INDs and 2 additional Development Candidate nominations.

Our shares began trading on the Nasdaq Global Select Market on February 9, 2024 under the ticker symbol “MGX”.

Strengthened leadership team with key appointments:

Over the course of 2023, we strengthened our leadership team with the appointment of several key executives, focused on driving forward our entry into clinical development, continuing our leadership in gene editing and expanding business operations. These include appointments of Sarah Noonberg, MD, PhD, as Chief Medical Officer, Luis Borges, PhD, as Chief Scientific Officer and Pamela Wapnick, MBA, as Chief Financial Officer.

Full Year 2023 Financial Results:

Cash Position: Cash and cash equivalents and available-for-sale marketable securities were $271.2 million as of December 31, 2023, which does not include the $81.1 million in net proceeds from our IPO completed in February 2024. In addition, cash used to fund our operations was $91.4 million for the year ended December 31, 2023.

R&D Expenses: Research and development (R&D) expenses were $94.4 million for the full year ended December 31, 2023.

G&A Expenses: General and administrative (G&A) expenses were $28.8 million for the full year ended December 31, 2023.

Condensed Financial Statements

Condensed Consolidated Balance Sheet Data

	December 31,
(in thousands)	2023	2022
Cash, cash equivalents and available-for-sale marketable securities	$271,182	$362,131
Total assets	$364,842	$414,486
Total liabilities	$149,668	$142,811
Redeemable convertible preferred units	$350,758	$346,103
Total members' deficit	$(135,584)	$(74,428)
Total liabilities, redeemable convertible preferred units and members' deficit	$364,842	$414,486

Condensed Consolidated Statements of Operations

	Years ended December 31,
(in thousands, except units and per unit data)	2023	2022
Collaboration revenue	$44,756	$17,200
Operating expenses:
Research and development	94,403	43,139
General and administrative	28,845	18,701
Total operating expenses	123,248	61,840
Loss from operations	(78,492)	(44,640)
Other income (expense):
Interest expense	—	(98)
Interest income	15,468	3,419
Change in fair value of long-term investments	2,870	94
Other income (expense), net	(74)	201
Total other income, net	18,264	3,616
Net loss before provision for income taxes	(60,228)	(41,024)
Provision for income taxes	(8,027)	(2,569)
Net loss	$(68,255)	$(43,593)
Comprehensive loss	$(68,078)	$(43,846)
Net loss per share attributable to common stockholders, basic and diluted	$(20.05)	$(12.82)
Weighted average common shares outstanding, basic and diluted	3,404,585	3,399,518

About Metagenomi

Metagenomi is a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary, comprehensive metagenomics-derived toolbox. Metagenomi is harnessing the power of metagenomics, the study of genetic material recovered from the natural environment, to unlock four billion years of microbial evolution to discover and develop a suite of novel editing tools capable of correcting any type of genetic mutation found anywhere in the genome. Its comprehensive genome editing toolbox includes programmable nucleases, base editors, and RNA and DNA-mediated integration systems (including prime editing systems and clustered regularly interspaced short palindromic repeat associated transposases. Metagenomi believes its diverse and modular toolbox positions the company to access the entire genome and select the optimal tool to unlock the full potential of genome editing for patients. For more information, please visit https://metagenomi.co.

Cautionary Note Regarding Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, include, but are not limited to, any statements relating to our growth strategy and product development programs, including the timing of and our ability to conduct IND-enabling studies, make regulatory filings such as INDs and other applications and to obtain regulatory approvals for our product candidates, statements concerning the potential of therapies and product candidates, and any other statements that are not historical facts. Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in “Risk Factors,” in our most recent Form 10-K on file with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contact:

Simon Harnest CIO, SVP Investor Relations

simon@metagenomi.co

Media Contact:

Ashlye Hodge Communications Manager

ashlye@metagenomi.co